EXHIBIT NO. 5

                         Opinion of Mintz & Fraade, P.C.
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                      [LETTERHEAD OF MINTZ & FRAADE, P.C.]


                                                August 10, 1998

Networks North, Inc.
14 Meteor Drive
Etobicoke, Ontario M9W 1A4

Gentlemen:

      Our firm is acting as counsel for Networks North, Inc., a New York corporation (the "Company"), with respect to the registration statement on Form S-3 (the "Registration Statement"), which was filed by the Company with the Securities and Exchange Commission for the purpose of registering under the Securities Act of 1933, as amended (the "Act"), 1,359,301 shares (the "Shares") of Common Stock, par value $.0467 per share, of the Company.

      You should assume for purposes of this opinion that our investigation has been limited solely to those items which are specifically set forth in this opinion and that no further investigation has been undertaken, and that we have reviewed only the following documents (hereinafter collectively referred to as the "Documents"): the Registration Statement, the Minutes of the Board of Directors of the Company dated February 20, 1998, the Articles of Incorporation of the Company filed with the Secretary of State on May 12, 1986 and all amendments and restatements thereto dated June 13, 1988, September 4, 1990, October 15, 1992, October 4, 1994 and March 3, 1998, and the By-Laws of the Company.

      We have assumed, without investigation, the authenticity of the Documents, the genuineness of all signatures, the legal capacity of the persons who executed the Documents, due authorization, valid execution, delivery and acceptance of the Documents and the conformity to the originals of the Documents which were submitted to us as copies. The scope and application of this opinion is limited to the Federal Securities Laws and the laws of the State of New York.

      No opinion is being rendered hereby with respect to the truth and accuracy, or completeness of the Registration Statement or any portion thereof.

      Based upon the foregoing, and subject to the qualifications which are set forth herein, we are of the opinion that, as of the date hereof, the Shares have been duly and validly authorized and issued and fully paid and nonassessable.

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Networks North, Inc.
August 10, 1998
page 2

      We consent to the filing of this opinion as an Exhibit to the Registration Statement and to the reference to our firm under the caption "Legal Matters" in the Prospectus which is a part of the Registration Statement.


                                                Very truly yours,

                                                Mintz & Fraade, P.C.

                                                By:   /s/ Alan P. Fraade
                                                      ------------------------
                                                      Alan P. Fraade